UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒ Preliminary Proxy Statement.
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐ Definitive Proxy Statement.

☐ Definitive Additional Materials.
☐ Soliciting Material Pursuant to §240.14a-11(c) of §240.14a-12.

ORTHODONTIC CENTERS OF AMERICA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☒ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

3850 N. Causeway Boulevard

Suite 800
Metairie, Louisiana 70002

July 28, 2004

To the Stockholders of

Orthodontic Centers of America, Inc.:

      You are cordially invited to attend a Special Meeting of Stockholders of Orthodontic Centers of America, Inc., to be held on Thursday, August 26, 2004, at 9:00 a.m. (Central Time) in our corporate offices at 3850 N. Causeway Boulevard, Suite 800, Metairie, Louisiana, to vote on certain matters further described herein.

      Whether or not you plan to attend the Special Meeting, please vote your proxy as soon as possible so that your vote will be recorded. You may vote by:

•	Internet,

•	Touch-tone telephone, or

•	Completing, signing, dating and returning the enclosed proxy card.

      Instructions regarding each method of voting are contained in the Proxy Statement and on the enclosed proxy card. If you attend the Special Meeting and desire to vote your shares personally, you may withdraw your proxy and vote your shares at any time before the proxy is exercised.

      The attached Proxy Statement contains important information about your company and the matters to be addressed at the Special Meeting. We encourage you to read them.

      We look forward to seeing you in Metairie, Louisiana at this Special Meeting.

Sincerely,

Bartholomew F. Palmisano, Sr.
Chairman of the Board, President and
Chief Executive Officer

IMPORTANT:

PLEASE VOTE YOUR PROXY BY INTERNET OR TOUCH-TONE TELEPHONE OR BY

COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND
RETURNING IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS To Be Held August 26, 2004
PROXY STATEMENT
PROPOSAL 1: CORPORATE NAME CHANGE
PROPOSAL 2: STOCKHOLDER PROPOSAL
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
GENERAL INFORMATION

3850 N. Causeway Boulevard

Suite 800
Metairie, Louisiana 70002

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held August 26, 2004

To the Stockholders of

Orthodontic Centers of America, Inc.:

      A Special Meeting of Stockholders of Orthodontic Centers of America, Inc. will be held on Thursday, August 26, 2004, at 9:00 a.m. (Central Time) in our corporate offices at 3850 N. Causeway Boulevard, Suite 800, Metairie, Louisiana for the following purposes:

(1)	To approve the name change of Orthodontic Centers of America, Inc. to OCA, Inc.,

(2)	To vote on a stockholder proposal, if properly presented at the Special Meeting, and

(3)	To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on July 19, 2004 as the record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof.

By order of the Board of Directors,

Bartholomew F. Palmisano, Jr.
Chief Operating Officer and Corporate Secretary

Metairie, Louisiana

July 28, 2004

IMPORTANT:

      WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE VOTE YOUR PROXY AS SOON AS POSSIBLE. YOU MAY VOTE YOUR PROXY BY INTERNET OR TOUCH-TONE TELEPHONE OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

3850 N. Causeway Boulevard

Suite 800
Metairie, Louisiana 70002

PROXY STATEMENT

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Orthodontic Centers of America, Inc. (“OCA,” “we” or “our”), to be voted at a Special Meeting of Stockholders and at any adjournment thereof, to be held in our corporate offices at 3850 N. Causeway Boulevard, Suite 800, Metairie, Louisiana, on Thursday, August 26, 2004 at 9:00 a.m. (Central Time) for the purposes described in the attached Notice of Special Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy card are first being mailed or given to our stockholders on or about July 28, 2004.

      If the enclosed proxy card is properly given and not revoked, it will be voted in accordance with the instructions, if any, given by the stockholder, and if no instructions are given, it will be voted:

•	FOR approval of the change of our corporate name from Orthodontic Centers of America, Inc. to OCA, Inc.,

•	AGAINST the stockholder proposal, and

•	In accordance with the recommendations of our Board of Directors on any other proposal that may properly come before the Special Meeting.

The persons named as proxies in the enclosed form of proxy card were selected by our Board of Directors.

      Stockholders are encouraged to vote their proxies by Internet or touch-tone telephone or by completing, signing, dating and returning the enclosed proxy card, but not by more than one method. If you do vote by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. Pursuant to the Delaware General Corporation Law and our governing documents, a proxy voted by the Internet or by touch-tone telephone has the same validity as one voted by mail. To vote by Internet or by touch-tone telephone, you need to follow the instructions on the enclosed proxy card.

      If your shares are held in “street name” through a broker, bank or other holder of record, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that record holder. Each method of voting listed above is offered to stockholders who own their shares through a broker, bank or other holder of record. If you provide specific voting instructions, your shares will be voted as you have instructed and as the proxy holders may determine within their discretion with respect to any matters that may properly come before the Special Meeting.

      Stockholders who sign proxies have the right to revoke them at any time before they are voted by providing written notice to our Corporate Secretary or delivering a valid, later dated proxy. The giving of the proxy will not affect the right of any stockholder to attend the Special Meeting and vote in person.

      The close of business on July 19, 2004 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. As of the close of business on July 19, 2004, we had authorized 100,000,000 shares of common stock, $.01 par value per share, of which approximately 50,108,238 shares were outstanding and entitled to vote. The common stock is our only class of voting stock with shares outstanding.

PROPOSAL 1:

CORPORATE NAME CHANGE

      Historically, we have provided integrated business services to orthodontic practices. Since 2001, we have expanded into providing business services for pediatric dental practices. Recently, we initiated a new division, OCA OutSource, through which we intend to provide business services to general dental practices and other dental and medical practices. We believe that OCA OutSource provides an expansive opportunity for growth. Our Board of Directors believes that we should change our corporate name to reflect this evolution in our business. Accordingly, we are proposing to change our name from “Orthodontic Centers of America, Inc.” to “OCA, Inc.” The Board believes this change to be in our best interests because it will better reflect our growth strategy of building on our core orthodontic business, by providing business services to other dental and medical practices.

      Subsequent to your vote on the name change, the Board intends to effect this name change by merging a newly-created, wholly-owned subsidiary named OCA, Inc. with and into Orthodontic Centers of America, Inc. We will be the surviving corporation in the merger and will retain our same capitalization, Bylaws and Certificate of Incorporation (except as amended to reflect the new name of “OCA, Inc.”). Each outstanding share of our common stock will remain unchanged and will continue to remain outstanding upon completion of the merger. This merger is not a corporate reorganization and will have no other effect than to change our name.

      Delaware law specifically permits a Delaware corporation such as us to change its corporate name through such a merger, rather than by amending its certificate of incorporation, without seeking stockholder approval. Although a vote of the stockholders is therefore not required to effect this name change, the Board has requested a stockholder vote on this matter to increase awareness of this coming change and to permit stockholders to have input into the change. In the event that the stockholders do not approve this proposal, the matter will be referred to the Board of Directors for further review and action.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

PROPOSAL TO CHANGE OUR CORPORATE NAME TO “OCA, INC.”

PROPOSAL 2:

STOCKHOLDER PROPOSAL

      We have received a stockholder proposal from Amalgamated Bank LongView SmallCap 600 Index Fund (the “Proponent”), whose address is 11-15 Union Square, New York, New York 10003. The Proponent has requested that we include the following proposal and supporting statement in this proxy statement, and has informed us that it intends to present the proposal for consideration by the stockholders at our Special Meeting. The Proponent purports to beneficially own 20,080 shares of our common stock. The affirmative vote of the holders of a majority of the shares present or represented at the Special Meeting and entitled to vote on the proposal is needed to approve the stockholder proposal. Our Board of Directors recommends that you vote AGAINST adoption of this proposal, and we ask that you carefully read and consider our response to this proposal, which follows the proposal.

— Beginning of Stockholder Proposal —

      “RESOLVED: The shareholders of Orthodontic Centers of America, Inc. (“OCA” or the “Company”) urge the Board of Directors to adopt a policy of nominating independent directors who, if elected by the shareholders, would constitute two-thirds of the Board. For purposes of this proposal, the term “Independent Director” shall mean a director who is not or who, during the past five years, has not been:

•	employed by OCA or one of its affiliates in an executive capacity;

•	an employee or owner of a firm that is a paid adviser or consultant to OCA or one of its affiliates;

•	employed by a significant OCA customer or supplier;

•	a party to a personal services contract with OCA or an affiliate thereof, as well as with OCA’s Chair, CEO or other executive officer;

•	an employee, officer or director of a foundation, university or other non-profit organization receiving significant grants or endowments from OCA or one of its affiliates;

•	a relative of an executive of OCA or one of its affiliates;

•	part of an interlocking directorate in which OCA’s CEO or another executive officer serves on the board of another corporation that employs the director.

      Supporting Statement. This proposal seeks to establish a level of independence that we believe will promote clear and objective decision-making in the best long-term interest of all shareholders.

      OCA’s ten-member board presently fails to meet the proposed level of independence, as at least half of the directors have ties to the Company. The OCA board includes two insiders (Chairman/ President/ CEO Bartholomew F. Palmisano, Sr. and Executive Vice President Dennis J. L. Buchman). In addition, three of the eight outside directors either work at a law firm that provides legal services (Mr. Summers, who is also a former executive at an OCA subsidiary), or are parties to service agreements under which OCA subsidiaries provide business services for a monthly fee (Drs. Bush and Devereux).

      We do not believe that such a governing structure is in the best interest of investors. We believe that a board with a substantial and clear majority of independent directors — and with audit, compensation and nominating committees composed entirely of independent directors — is an essential part of an effective corporate governance system. An independent board can best represent all shareholders and inspire shareholder confidence in the quality and impartiality of its decision-making processes and the decisions themselves, as well as avoid the appearance of conflicts of interest.

      The standard of independence that we propose is that recommended by the Council of Institutional Investors, an organization of large pension funds that has been a leading advocate of corporate governance reform.

      We urge you to vote FOR this resolution.”

— End of Stockholder Proposal —

The Board Recommends That You Vote AGAINST This Proposal For The Following Reasons:

      In November 2003, the Securities and Exchange Commission (“SEC”) approved the final corporate governance listing standards of the New York Stock Exchange (“NYSE”). These standards mandate that OCA and other companies listed on the NYSE have a majority of independent directors. The standards provide specific criteria for determining the independence of directors. Under these standards, no director qualifies as “independent” unless the board of directors of the listed company affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the listed company). Our Board of Directors has determined that each of Kevin M. Dolan, Linda C. Girard, Ashton J. Ryan, Jr., W. Dennis Summers, David W. Vignes and Edward J. Walters, Jr. is independent under these NYSE standards, representing a majority of the current members of the Board.

      The Proponent’s proposal would add two additional restrictions to the NYSE independence requirements. First, the Proponent seeks to increase the required minimum percentage of independent directors from a majority to two-thirds. Second, the Proponent seeks to use different criteria for determining whether a director is independent.

      Minimum Percentage Requirement. While we share the Proponent’s interest in strong corporate governance standards, we believe achieving the majority of independent directors required by the NYSE sufficiently addresses the concerns raised in the Proponent’s proposal. We also believe that the proposed requirement of a two-thirds independent board is problematic because it would necessitate either expanding the size of the Board beyond a reasonable number of members or would require a number of our non-independent directors to resign, sacrificing their seasoned business experience and unique understanding of our business and the professional and business aspects of orthodontic practices. Also, the balance of independent and non-independent directors would change as directors retire or resign in the normal course, possibly resulting in regular non-compliance with the proposed two-thirds independence requirement. The Board may then be forced to fill the open directorship quickly without adequate time to select the best candidate or to initiate needless resignations and reappointments of existing non-independent directors once a suitable independent candidate is selected to fill the open position.

      Additionally, we believe that you should not overlook the critical role served by our directors who are not deemed independent due to their role as executive officers of OCA or practitioners affiliated with OCA, or other background or experience with OCA. These individuals are uniquely situated to provide insight into OCA’s opportunities, risks, competitive strengths and weaknesses and the challenges facing the business as a whole. They include two directors who are currently practicing orthodontists affiliated with OCA, as well as a former affiliated orthodontist who now serves as our Executive Vice President. The success of our business is dependent on the success of our affiliated practices, and these directors provide the Board with valuable input from the affiliated practitioner’s perspective. We believe that it is in the best interests of OCA and its stockholders that we continue to benefit from these individuals’ service on the Board. The requirements proposed by the Proponent would severely limit our ability to do that.

      While independent judgment is essential, the Board believes that a majority of independent Board members, combined with independent key committees, regular executive sessions of independent directors and other safeguards against conflicts of interest implemented by the Board, provide the optimum mix of talent, experience and independent judgment and promote clear and objective decision-making in the best interest of all of the stockholders.

      Independence Definition. The Board does not believe it is necessary or in the best interests of OCA to adopt independence standards that differ from those prescribed by the NYSE. As part of our ongoing corporate governance initiative, our Board of Directors adopted Director Independence Standards to assist in determining whether a director is independent. Our Director Independence Standards fully implement the independence standards adopted by the NYSE and approved by the SEC. Our Board of Directors has also adopted Corporate Governance Guidelines which mandate that a majority of our directors meet currently existing or future independence standards of the SEC and the NYSE. Our Director Independence Standards

and our Corporate Governance Guidelines are available on our website at www.4braces.com on our Investor Relations web page under the caption “Corporate Governance.”

      The definition of “independence” in the Proponent’s proposal consists of a list of relationships that preclude a finding of independence. The NYSE definition similarly lists certain relationships that preclude such a finding. However, the NYSE standards not only preclude individuals who have had certain relationships from being independent, but also provide that the Board must “broadly consider all relevant facts and circumstances” in making its determination as to whether a particular director is independent. Because it is not possible to anticipate or explicitly provide for all relationships that might signal a conflict of interest or bear on the materiality of a director’s independence, the Board believes the NYSE requirement assures a more thorough and thoughtful process for determining the independence of directors, and that this approach is more well-balanced than that described in the Proponent’s proposal. The Board’s consideration of “all relevant facts and circumstances” provides sufficient protection for stockholders, while preserving the Board’s flexibility to select and retain highly qualified Board members who possess experience, knowledge and skills that are particularly relevant to OCA.

      Accordingly, the Board believes that stockholders should vote AGAINST the Proponent’s proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE “AGAINST” THE STOCKHOLDER PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table provides information about ownership of shares of our common stock at June 30, 2004 by each of our directors and each of our executive officers whose total annual compensation during 2003 exceeded $100,000 and by all of our directors and executive officers as a group. Unless otherwise indicated in a footnote to the following table, each of the stockholders listed below has sole voting and investment power with respect to the shares of our common stock shown as beneficially owned by them.

	Number of Shares	Percentage of Shares
Beneficial Owner	Beneficially Owned (1)	Beneficially Owned (1)

Bartholomew F. Palmisano, Sr. (2)	3,998,662	7.8%
Bartholomew F. Palmisano, Jr. (3)	783,801	1.6
Dennis J.L. Buchman, D.M.D., M.S. (4)	257,272	*
David E. Verret (5)	7,537	*
Hector M. Bush, D.M.D. (6)	15,235	*
Jack P. Devereux, Jr., D.D.S., M.S (7)	17,659	*
Kevin M. Dolan	—	—
Linda C. Girard	100	*
Ashton J. Ryan, Jr. (8)	27,200	*
W. Dennis Summers (9)	69,015	*
David W. Vignes (10)	13,120	*
Edward J. Walters, Jr. (11)	22,400	*
Thomas J. Sandeman	—	—
Executive officers and directors as a group (13 persons)	5,212,001	10.1

*	Less than 1%.

(1)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person which are exercisable as of June 30, 2004, or that will become exercisable within 60 days thereafter, are deemed to be outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(2)	Includes options exercisable as of June 30, 2004, or that will become exercisable within 60 days thereafter, to purchase 989,208 shares of our common stock. Of the shares deemed beneficially owned by Mr. Palmisano, an aggregate of 707,016 shares are held in trusts, of which Bartholomew F. Palmisano, Jr. is co-trustee, for the benefit of each of Mr. Palmisano’s children. These shares are also included in the number of shares beneficially owned by Bartholomew F. Palmisano, Jr. Mr. Palmisano disclaims beneficial ownership of such shares.

(3)	Includes options exercisable as of June 30, 2004, or that will become exercisable within 60 days thereafter, to purchase 76,785 shares of our common stock. Of the shares deemed beneficially owned by Mr. Palmisano, an aggregate of 707,016 shares are held by Mr. Palmisano as co-trustee of trusts for the benefit of Mr. Palmisano and his siblings. These shares are also included in the number of shares beneficially owned by Bartholomew F. Palmisano, Sr. Mr. Palmisano disclaims beneficial ownership of such shares.

(4)	Includes options exercisable as of June 30, 2004, or that will become exercisable within 60 days thereafter, to purchase 206,543 shares of our common stock.

(5)	Includes options exercisable as of June 30, 2004, or that will become exercisable within 60 days thereafter, to purchase 7,537 shares of our common stock.

(6)	Includes options exercisable as of June 30, 2004, or that will become exercisable within 60 days thereafter, to purchase 15,235 shares of our common stock.

(7)	Includes options exercisable as of June 30, 2004, or that will become exercisable within 60 days thereafter, to purchase 1,800 shares of our common stock.

(8)	Includes options exercisable as of June 30, 2004, or that will become exercisable within 60 days thereafter, to purchase 10,800 shares of our common stock.

(9)	Includes options exercisable as of June 30, 2004, or that will become exercisable within 60 days thereafter, to purchase 69,015 shares of our common stock.

(10)	Includes options exercisable as of June 30, 2004, or that will become exercisable within 60 days thereafter, to purchase 600 shares of our common stock. Of the shares deemed beneficially owned by Mr. Vignes, an aggregate of 3,520 shares are owned by a partnership in which Mr. Vignes owns a 20% interest.

(11)	Includes options exercisable as of June 30, 2004, or that will become exercisable within 60 days thereafter, to purchase 15,600 shares of our common stock. Of the shares deemed beneficially owned by Mr. Walters, 2,000 shares are held in trusts of which Mr. Walters is the trustee. Mr. Walters disclaims beneficial ownership of such shares.

      The following table provides information about ownership of shares of our common stock at June 30, 2004 by each person not listed in the table above that is known to us to be the beneficial owner of more than 5% of the outstanding shares of common stock. Unless otherwise indicated in a footnote to the following table, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

		Percentage of
	Number of Shares	Shares Beneficially
Name and Address of Beneficial Owner	Beneficially Owned (1)	Owned

Thomas W. Smith	8,526,870 (2)	17.0%
323 Railroad Avenue
Greenwich, CT 06830
Thomas N. Tryforos	5,299,700 (2)	10.6
323 Railroad Avenue
Greenwich, CT 06830
Scott J. Vassalluzo	5,249,700 (2)	10.5
323 Railroad Avenue
Greenwich, CT 06830

(1)	As disclosed in an amendment to Schedule 13G and in Forms 4 filed with the SEC.

(2)	Thomas W. Smith, Thomas N. Tryforos and Scott J. Vassalluzo share voting power and dispositive power with respect to 5,150,700 shares reflected in the number of shares beneficially owned by each. Thomas W. Smith shares voting and dispositive power with Daniel J. Englander with respect to 100,000 shares reflected in the number of shares beneficially owned by Thomas W. Smith.

GENERAL INFORMATION

Stockholder Nominees and Proposals

      The Nominating and Corporate Governance Committee considers suggestions for possible nominees for the Board of Directors from several sources, including stockholders. The Charter of the Nominating and Corporate Governance Committee provides that the committee will consider nominees proposed by our stockholders to serve on the Board of Directors if they are properly submitted in accordance with our Stockholder Nominee Policy, which is available on our website at www.4braces.com on our Investor Relations web page under the caption “Corporate Governance.” Generally, in order for a proposed nominee to be considered, a stockholder must give timely notice in writing to the Corporate Secretary. To be considered timely, a stockholder’s notice generally must be received by our Corporate Secretary at our principal office not earlier than the date which is 120, nor later than 90, calendar days before the first anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the prior year’s annual meeting of stockholders. Accordingly, stockholders who wish to nominate a candidate for election to our Board of Directors at the 2005 annual meeting of stockholders must deliver written notice to our Corporate Secretary at the address below not earlier than January 5, 2005 nor later than March 21, 2005. Any such recommendation by a stockholder, together with required biographical and other information, should be submitted to the Chairman of the Nominating and Corporate Governance Committee in care of our Corporate Secretary at 3850 N. Causeway Boulevard, Suite 800, Metairie, Louisiana 70002.

Stockholder Proposals for 2005 Annual Meeting

      Stockholder proposals intended to be presented at our 2005 annual meeting of stockholders must be received by us at our executive offices at 3850 N. Causeway Boulevard, Suite 800, Metairie, Louisiana 70002 not later than January 5, 2005 in order to be included in our proxy statement and proxy for that annual meeting. Stockholder recommendations for director nominees must be submitted in compliance with our Stockholder Nominee Policy, which is discussed above in the section titled “Stockholder Nominees and Proposals.”

Discretionary Authority

      As to any proposal(s) that a stockholder intends to present for consideration by stockholders at our 2005 annual meeting of stockholders other than by including the proposal(s) in our proxy statement, the individuals named as proxies on the proxy card for the 2005 annual meeting may exercise their discretionary authority in voting such proxies unless we receive notice of the matter(s) to be proposed not later than March 21, 2005. Even if proper notice is received on or prior to March 21, 2005, the individuals named as proxies on the proxy card for that meeting may nevertheless exercise their discretionary authority in voting such proxies with respect to such matter(s) by advising stockholders of the proposal(s) and how the proxies intend to exercise their discretion to vote on these matter(s), unless the stockholder making the proposal(s) solicits proxies with respect to the proposal(s) to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

Counting of Votes

      All matters specified in this Proxy Statement that are to be voted on at the Special Meeting will be by written ballot. Inspectors of election will be appointed to determine, among other things, the number of shares outstanding, the shares represented at the Special Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. Each item presented herein to be voted on at the Special Meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of a plurality or of “votes cast.”

Abstentions will, however, have the effect of a vote “against” those matters that require a majority of the shares present or represented at the meeting and entitled to vote.

      Inspectors of election will treat shares referred to as “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

Other Matters

      The Board of Directors is not aware of any business to be presented at the Special Meeting other than that described in the accompanying Notice of Special Meeting of Stockholders. If other matters do properly come before the Special Meeting, it is intended that the persons named on the enclosed proxy card will vote on such matters in accordance with the recommendation of our Board of Directors.

Miscellaneous

      We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone.

Certain Matters Relating to Proxy Materials

      The delivery rules regarding proxy statements may be satisfied by delivering a single copy of a proxy statement to an address shared by two or more of our stockholders. This method of delivery is referred to as “householding.” Currently, we are not householding for registered stockholders, but brokers, dealers, banks or other entities which hold our common stock in “street name” for beneficial owners of our common stock and which distribute proxy statements they receive to beneficial owners may be householding. Such brokers, dealers, banks or other entities may deliver only one proxy statement to certain multiple stockholders who share an address, unless we or such other distributor has received contrary instructions from one or more of those stockholders. We undertake to deliver promptly upon request to us a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold shares of our common stock as a registered stockholder and prefer to receive separate copies of a proxy statement either now or in the future, please call (504) 834-4392 or send a written request to:

Investor Relations

Orthodontic Centers of America, Inc.
3850 N. Causeway Boulevard, Suite 800
Metairie, Louisiana 70002

      Stockholders who hold our common stock through a broker, dealer, bank or other entity, who share an address and are receiving multiple copies of proxy statements and who prefer to receive a single copy of such material, either now or in the future, can request delivery of a single copy of a proxy statement, as requested, by contacting such broker, dealer, bank or other entity.

July 28, 2004

ADMISSION TICKET

Orthodontic Centers of America, Inc.

Special Meeting of Stockholders
August 26, 2004
9:00 a.m. (Central Time)
OCA Corporate Offices
3850 N. Causeway Boulevard, Suite 800
Metairie, Louisiana 70002

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD

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PROXY CARD

ORTHODONTIC CENTERS OF AMERICA, INC.

Proxy for Special Meeting of Stockholders

The undersigned hereby appoints Bartholomew F. Palmisano, Sr. and David E. Verret, and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of common stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of Orthodontic Centers of America, Inc. (the “Company”) to be held at the corporate offices of the Company at 3850 N. Causeway Boulevard, Suite 800, Metairie, Louisiana on Thursday, August 26, 2004, at 9:00 a.m. (Central Time), and at any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

This proxy is being solicited by the Board of Directors and will be voted as specified. If not otherwise specified, the above named proxies will vote (1) FOR the proposal to change the Company’s corporate name from “Orthodontic Centers of America, Inc.” to “OCA, Inc.,” (2) AGAINST the Stockholder Proposal and (3) in accordance with the recommendations of the Board of Directors on any other matters that may properly come before the Special Meeting. If this proxy is executed in such manner as not to withhold authority to vote for the election of any nominee, it shall be deemed to grant such authority.

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ORTHODONTIC CENTERS OF AMERICA, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8689
EDISON, NJ 08818-9228

      Orthodontic Centers of America, Inc. encourages you to take advantage of convenient ways by which you can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

      If you vote your shares electronically, your vote must be received by 9:00 a.m. (Central Time) on August 26, 2004 to be included in the final tabulation.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/oca	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

      If you vote over the Internet or by telephone, please do not mail your card. Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

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Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “AGAINST” PROPOSAL 2.

1.	Proposal to approve the name change from “Orthodontic Centers of America, Inc.” to “OCA, Inc.”	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.	Stockholder Proposal requesting the Board of Directors adopt a policy of nominating independent directors who, if elected by the stockholders, would constitute two-thirds of the Board.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND AGAINST PROPOSAL 2.

IMPORTANT: Please sign exactly as your name or names appear on this proxy and mail promptly in the enclosed envelope. If you sign as agent or in any other capacity, please state the capacity in which you sign.

SIGNATURE:	DATE:	SIGNATURE:	DATE: